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                                REMEDIATION AGREEMENT

          REMEDIATION AGREEMENT, dated as of December 1, 1998 (as amended, restated, supplemented or otherwise modified from time to time, this "AGREEMENT") is made by ILLINOIS POWER COMPANY, an Illinois corporation ("ILLINOIS POWER") in favor of the "Holders" (as defined below) and HARRIS TRUST AND SAVINGS BANK, an Illinois banking corporation not in its individual capacity but solely in its capacity as Indenture Trustee (the "INDENTURE TRUSTEE") under the Indenture (as defined below).

                                     WITNESSETH

          WHEREAS, pursuant to that certain Indenture dated as of the date hereof, between Illinois Power Special Purpose Trust (the "NOTE ISSUER") and the Indenture Trustee (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "INDENTURE"), the Note Issuer will be issuing certain Notes, to be supported by certain assets vested in Illinois Power Securitization Limited Liability Company (the "GRANTEE") and assigned by the Grantee to the Note Issuer, all as more particularly described in that certain Agreement Relating to Grant of Intangible Transition Property (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "GRANT AGREEMENT") by and between Illinois Power and the Grantee dated as of December 1, 1998 and that certain Intangible Transition Property Sale Agreement (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "SALE AGREEMENT") by and between the Grantee and the Note Issuer, dated as of December 1,1998; and

          WHEREAS, the proceeds of the Notes are being paid to Illinois Power in connection with certain transactions contemplated by Article XVIII of the Public Utilities Act and the issuance of the Notes is therefore of direct and tangible benefit to Illinois Power;

          NOW, THEREFORE, in order to induce the Holders to purchase the Notes, and to provide further assurance to such Holders that all proceeds of the assets which are intended to be vested in the Grantee and assigned to the
Note Issuer to support the payment of the Notes will in fact be paid to the Indenture Trustee to pay the Notes, Illinois Power hereby agrees, for the direct benefit of the Holders, and not by way of assignment of any rights under the Grant Agreement, as follows:

          SECTION 1. DEFINED TERMS. (a) Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Indenture.

          (b) Non-capitalized terms used herein which are defined in the Public Utilities Act shall, as the context requires, have the meanings assigned to such terms in the Public Utilities Act, but without giving effect to amendments to the Public Utilities Act

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after the date hereof which have a material adverse effect on the Indenture
Trustee or the Holders.

          (c) All terms defined in this Agreement shall have the defined meaning when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

          (d) The words "hereof," "herein," "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and the term "including" shall mean "including without limitation".

          (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter forms of such terms.

          SECTION 2. REPRESENTATIONS AND WARRANTIES OF ILLINOIS POWER

          (a) Illinois Power is duly organized and validly existing as a corporation in good standing under the laws of the State of Illinois, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted and to enter into this Agreement.

          (b) Illinois Power has the requisite power and authority to execute and deliver this Agreement and to carry out its terms and the execution, delivery and performance of this Agreement have been duly authorized by Illinois Power by all necessary corporate action.

          (c) This Agreement constitutes a legal, valid and binding obligation of Illinois Power enforceable against Illinois Power in accordance with its terms, subject to applicable insolvency, reorganization, moratorium, fraudulent transfer and other similar laws relating to or affecting creditors' rights generally from time to time in effect and to general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law.

          (d) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the Articles of Incorporation or by-laws of Illinois Power, or any indenture, agreement or other instrument to which Illinois Power is a party or by which it is bound;
(ii) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument;


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or (iii) violate any law or any order, rule or regulation applicable to
Illinois Power of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over Illinois Power or its properties.

          (e) Upon the effectiveness of the 1998 Initial Tariff (i) all of the 1998 Transition Property constitutes a current property right vested in the Grantee; (ii) the 1998 Transition Property includes, without limitation,
(A) the right, title and interest in the IFCs authorized under the 1998 Funding Order, as adjusted from time to time, (B) the right, title and interest in all revenues, collections, claims, payments, money or proceeds of or arising from the IFCs set forth in the 1998 Initial Tariff, and (C) all rights to obtain adjustments to the IFCs pursuant to the 1998 Funding Order; and (iii) the Note Issuer is entitled to impose and collect the IFCs described in the 1998 Funding Order and the 1998 Initial Tariff in an aggregate amount equal to the principal amount of the Notes, all interest thereon, all amounts required to be deposited in the Reserve Subaccount, the Overcollateralization Subaccount and (to the extent payable from the proceeds of the IFCs) the Capital Subaccount, and all related fees, costs and expenses in respect of the Notes until they have been paid in full, subject only to the $1.634 billion limitation set forth in the 1998 Funding Order as to the maximum dollar amount of 1998 Transition Property created thereunder.

          (f) To the fullest extent permitted by the Funding Law and all other applicable law, the 1998 Transition Property and the right to impose and collect IFCs contemplated thereunder constitute current property rights of the Grantee and its assigns, including the Note Issuer and its assigns (including the Indenture Trustee on behalf of the Holders), which property has been placed beyond the reach of Illinois Power and its creditors, as in a true sale, and which property rights may not be limited, altered, impaired, reduced or otherwise terminated by any subsequent actions of Illinois Power or any third party and which shall, to the full extent permitted by law, be enforceable against Illinois Power, its successors and assigns, and all other third parties (including judicial lien creditors) claiming an interest therein by or through Illinois Power or its successors and assigns.

          SECTION 3: COVENANTS OF ILLINOIS POWER. So long as any of the Notes are outstanding, Illinois Power will take any and all actions reasonably necessary to preserve the rights of Holders with respect to payments on the Notes out of the amounts represented by IFCs or their equivalent, including, but not limited to, (i) making appropriate filings with the State of Illinois, the ICC or other regulatory bodies to defend, preserve and create on behalf of Holders the right to receive payments as provided in the Notes, (ii) defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, as may be necessary to block or overturn any attempts to cause a repeal of; modification of or supplement to or judicial invalidation of the Amendatory Act or any Funding Order or the rights of the Holders by legislative enactment or otherwise that would be adverse to the Grantee, the Note


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Issuer or any Holders, (iii) continuing to deduct and pay over to the
Indenture Trustee for the benefit of the Holders, all IFCs and IFC Payments or equivalent revenues received by Illinois Power notwithstanding any repeal of, modification of, supplement to or declaration of invalidity of the Amendatory Act, the Funding Law, the Funding Order and/or the Grant Agreement, and (iv) making any and all payments required to be made by Illinois Power under the Basic Documents for the benefit of the Holders and the Indenture Trustee notwithstanding any declaration of invalidity described above.

          SECTION 4: NATURE OF REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in SECTION 2 of this Agreement, insofar as they involve conclusions of law, are made not on the basis that Illinois Power purports to be a legal expert or to be rendering legal advice, but rather to reflect the parties' good faith understanding of the legal basis on which the parties are entering into this Agreement and the other Basic Documents and the basis on which the Holders are purchasing the Notes, and to reflect the parties' agreement that, if such understanding turns out to be incorrect or inaccurate, Illinois Power will be obligated to indemnify the Holders in accordance with Section 5.01 of the Grant Agreement on account of any such inaccuracy.

          SECTION 5: MERGER OR CONSOLIDATION OF OR ASSUMPTION OF THE OBLIGATIONS OF ILLINOIS POWER. Any Person (a) into which Illinois Power may be merged or consolidated, (b) which may result from any merger or consolidation to which Illinois Power shall be a party or (c) which may succeed to the properties and assets of Illinois Power substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of Illinois Power hereunder, shall be the successor to Illinois Power under this Agreement without further act on the part of any of the parties to this Agreement.

          SECTION 6. AMENDMENTS. This Agreement may, with the prior written consent of the Rating Agencies and written notice to the Indenture Trustee, be amended in writing from time to time by Illinois Power PROVIDED that, unless the Rating Agency Condition has been satisfied with respect to such amendment, this Agreement may not be so amended except with the prior written consent of the Indenture Trustee and Holders holding not less than a majority of the Outstanding Amount of the Notes of all Series. Promptly after the execution of any such amendment or consent, Illinois Power shall furnish a copy of such amendment or consent to the Grantee, the Note Issuer and each of the Rating Agencies. It shall not be necessary for the consent of the Rating Agencies or the Holders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

          SECTION 7: NOTICES. All demands, notices and communications upon or to Illinois Power or the Indenture Trustee shall be in writing, personally delivered,


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mailed or sent by facsimile or other similar form of rapid transmission, and shall be deemed to have been duly given upon receipt (a) in the case of Illinois Power, to Illinois Power Company, 500 South 27th Street, Decatur, Illinois 62521 and (b) in the case of the Indenture Trustee, at the Corporate Trust Office, or as to each of the foregoing, at such other address as shall be designated by written notice to the other party.

          SECTION 8. ASSIGNMENT. Notwithstanding anything to the contrary contained herein, except as provided in Section 6, this Agreement may not be assigned by Illinois Power.

          SECTION 9. LIMITATIONS ON RIGHTS OF OTHERS. The provisions of this Agreement are solely for the benefit of the Indemnified Parties and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person (including, without lmitation, the Grantee or the Note Issuer) any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

          SECTION 10. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof; and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          SECTION 11. SEPARATE COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument

          SECTION 12. HEADINGS. The headings of the various Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof

          SECTION 13. INTEGRATION. This Agreement represents the agreement of Illinois Power with respect to the subject matter hereof; and there are no promises, undertakings, representations or warranties by Illinois Power relative to the subject matter hereof not expressly set forth or referred to herein.

          SECTION 14. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Illinois, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.


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          SECTION 15. HOLDERS AS THIRD PARTY BENEFICIARIES. Illinois Power
and the Indenture Trustee agree that (i) the Holders are direct and express third-party beneficiaries of the provisions of this Agreement and (ii) the Indenture Trustee is authorized to enforce the terms and provisions of this Agreement on behalf of, and for the benefit of, the Holders.

          SECTION 16. REPRESENTATIONS. WARRANTIES AND INDEMNITIES TO SURVIVE. The agreements, representations, warranties, indemnities and other statements of Illinois Power or its officers set forth in or made pursuant to this Agreement will remain in full force and effect and will survive (a) the grant of the 1998 Transition Property and the issuance and delivery of the Notes and (b) the termination, cancellation or invalidity of the Amendatory Act, the Funding Law, any Funding Order or the Grant Agreement.


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

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.


                              ILLINOIS POWER COMPANY



                              By:    Robert A. Schultz
                                 ---------------------------------------
                              Name:  Robert A. Schultz
                              Title: Vice President - Finance


                              HARRIS TRUST AND SAVINGS BANK,
                              not in its individual capacity, but solely in its capacity as INDENTURE TRUSTEE under the Indenture


                              By: /s/ E. Kay Liederman
                                 ---------------------------------------
                              Name:   E. Kay Liederman
                              Title:  Vice President


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